Filed Pursuant to Rule 424(b)(3)
Registration No. 333-82440

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2002

NEXTEL PARTNERS, INC.
(Exact Name Of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29633 (Commission File Number)	91-1930918 (IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On May 28, 2002, Nextel Partners, Inc. (the “Company”) received a copy of a revised letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission stating that it agreed with the statements included in paragraph two of Item 4 of the Company’s Form 8-K dated May 20, 2002. A copy of this revised letter is being filed as an exhibit to this Amendment No. 2 to Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 16*	Revised letter from Arthur Andersen LLP regarding change in certifying accountant

*	Replaces previously filed exhibit.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC

Date: May 28, 2002	By:	/s/ JOHN D. THOMPSON

John D. Thompson Chief Financial Officer and Treasurer (Chief Financial and Accounting Officer)

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EXHIBIT 16

[Arthur Andersen LLP Letterhead]

May 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraph two of Item 4 included in the Form 8-K dated May 20, 2002, of Nextel Partners, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Cc:	Mr. John D. Thompson Chief Financial Officer Nextel Partners, Inc.